As filed with the Securities and Exchange Commission on March 31, 2026

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Wedbush Series Trust

(Exact name of registrant as specified in its charter)

Delaware	See Below
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

225 S Lake Ave, Pasadena, CA	91101
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Shares of beneficial interest, no par value, of:	NYSE Arca, Inc.
Wedbush LAFFER|TENGLER New Era Value ETF

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-284792

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of the Registrant’s Securities to be Registered

The securities to be registered hereby are shares of beneficial interest, no par value, of the Wedbush LAFFER|TENGLER New Era Value ETF (the “Fund”), a series of Wedbush Series Trust (the “Trust”). The description of the shares of the Fund included in Post-Effective Amendment No. 9 to the Trust’s registration statement on Form N-1A (File Nos. 811-24052; 333-284792) filed with the Securities and Exchange Commission on March 31, 2026, as amended from time to time (the “Registration Statement”), is hereby incorporated by reference. Any form of supplement to the Registration Statement that is subsequently filed and relates to the Fund is hereby also incorporated by reference.

The series of the Trust to which this filing relates and its I.R.S. Employer Identification Number are as follows:

Series Name	EIN
Wedbush LAFFER|TENGLER New Era Value ETF	88-1988250

Item 2.	Exhibits

The following exhibits to this registration statement on Form 8-A are incorporated by reference from the documents specified which have been filed with the Securities and Exchange Commission.

Exhibit No.	Description

1	Certificate of Trust, incorporated herein by reference to Exhibit (a)(1) to the Trust’s Form N-1A Registration Statement (File Nos. 811-24052; 333-284792) filed on February 7, 2025.

2	Declaration of Trust, incorporated herein by reference to Exhibit (a)(2) to the Trust’s Form N-1A Registration Statement (File Nos. 811-24052; 333-284792) filed on February 7, 2025.

3	Bylaws of the Trust, incorporated herein by reference to Exhibit (b) to the Trust’s Form N-1A Registration Statement (File Nos. 811-24052; 333-284792) filed on February 7, 2025.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: March 31, 2026

WEDBUSH SERIES TRUST

By:	/s/ Matthew J. Bromberg
Name:	Matthew J. Bromberg
Title:	President